Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces Fourth Quarter and Full Year 2009 Results
Fourth Quarter and Full Year Highlights
•	Total revenues of $135.8 million and EBITDA[1] o f $124.6 million for the fourth quarter; total revenues of $570.6 million and EBITDA of $501.7 million for the full year

•	Net income of $23.0 million, or $0.29 per diluted common share, for the fourth quarter; net income of $102.5 million, or $1.29 per diluted common share, for the full year

•	Adjusted net income[1] of $21.1 million, or $0.27 per diluted common share, for the fourth quarter; adjusted net income of $104.8 million, or $1.32 per diluted common share, for the full year

•	Adjusted net income plus depreciation and amortization[1] of $77.5 million, or $0.98 per diluted common share, for the fourth quarter; adjusted net income plus depreciation and amortization of $325.5 million, or $4.10 per diluted common share, for the full year

•	99% weighted average fleet utilization for the quarter; 98% weighted average fleet utilization for the full year

•	Placed six new A330-200 aircraft delivering in 2011 on long-term leases with South African Airways and during 2009 completed the purchase of two new A330-200 aircraft leased to Avianca
Stamford, CT. March 5, 2010 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter net income of $23.0 million, or $0.29 per diluted common share, and adjusted net income of $21.1 million, or $0.27 per diluted common share. Net income for the year ended December 31, 2009 was $102.5 million, or $1.29 per diluted common share, and adjusted net income of $104.8 million, or $1.32 per diluted common share.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated, “Against the backdrop of unprecedented economic challenges in 2009, Aircastle expanded its customer base, grew unrestricted cash to $143 million, and maintained 98% utilization of its modern aircraft fleet. We entered 2010 in a stronger, more competitive position, poised to capitalize on growth opportunities, given our conservative

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

capital structure, world-class team and a proven ability to originate deals and source capital. We are excited about the investment opportunities we see in the market today.
“In the fourth quarter, we continued to place aircraft on long-term leases and source new capital. We signed lease commitments for six new Airbus A330-200 aircraft delivering to South African Airways in 2011. With this placement, we have secured customers for 11 of our 12 new Airbus A330 orders. This transaction not only marked an important milestone for Aircastle, but it also served as further evidence of a recovery in aircraft leasing. Additionally, we completed our second ECA-supported A330-200 financing for an aircraft we delivered on long term lease to Avianca.”
Fourth Quarter Results
Fourth quarter total revenues were $135.8 million, a decrease of $22.0 million from the fourth quarter 2008 and reflects lower maintenance revenue of $13.8 million due primarily to fewer lease terminations in the fourth quarter of 2009, and lower lease rental revenue of $9.3 million due principally to lease transitions and extensions.
EBITDA was $124.6 million, down $15.2 million from the fourth quarter 2008, and reflects lower lease rental revenue and maintenance revenue totaling $23.1 million, higher maintenance and other costs of $2.5 million and a one-time $4.0 million charge in connection with the termination of an engine purchase agreement related to our A330 program, partially offset by lower mark to market expense on our undesignated hedges of $10.9 million and gains from the sale of debt investments of $5.1 million.
Adjusted net income plus depreciation and amortization for the quarter was $77.5 million, down $24.1 million year over year, due primarily to lower lease rental revenue and maintenance revenue totaling $23.1 million.
Adjusted net income for the quarter was $21.1 million, down $25.5 million year over year, and primarily reflects lower total revenues of $22.0 million, higher depreciation expense of $3.2 million, and higher maintenance and other costs of $2.5 million partially offset by lower adjusted interest, net of $3.8 million.
Full Year 2009 Results
Total revenues for the year were $570.6 million, a decrease of $12.0 million from 2008. The year over year decrease resulted from lower lease rental revenue of $30.8 million, due principally to lease transitions and extensions including downtime, increased amortization of net lease discounts and lease incentives of $13.0 million, partially offset by higher end of lease maintenance revenue of $24.3 million and higher other revenues of $8.8 million due to lease termination payments received in 2009.
EBITDA for the year ended December 31, 2009 was $501.7 million, a decrease of $24.6 million and reflects higher maintenance and other costs of $15.4 million resulting primarily from early lease terminations, aircraft impairment charges of $18.2 million related to the early return of aircraft, and a $4.0 million charge related to an engine purchase agreement, all of which was partially offset by lower mark to market expense on our undesignated hedges of $12.4.
Adjusted net income plus depreciation and amortization for the year was $325.5 million, a decrease of $24.5 million and reflects higher maintenance and other costs of $15.4 million and aircraft impairment charges of $18.2 million, all of which was partially offset by lower adjusted interest, net of $9.5 million.

Adjusted net income was $104.8 million, a decrease of $45.3 million compared to full year 2008 due principally to lower total revenues of $12.0 million, higher maintenance and other costs of $15.4 million, aircraft impairment charges of $18.2 million, and higher depreciation expense of $7.7 million all of which was partially offset by lower adjusted interest, net of $9.5 million.
Aviation Assets
In December Aircastle took delivery of a second new Airbus A330-200 aircraft on long-term lease to Aerovias del Continente Americano (“Avianca”). This delivery was the second advancement of one of Aircastle’s new A330 aircraft order positions and was funded with ECA-supported debt financing.
As of December 31, 2009, Aircastle owned 129 aircraft having a net book value of $3.8 billion.

Owned Aircraft
as of
December 31,
2009(A)
108 Passenger Aircraft	71%
21 Freighter Aircraft(B)	29%
Number of Lessees	60
Number of Countries	33
Weighted Average Remaining Lease Term (years)(B)	4.9
Percentage of Aircraft Leased Outside U.S.	90%
Percentage of “Latest Generation” Aircraft	88%
Weighted Average Fleet Utilization during Q4 2009	99%
Weighted Average Fleet Utilization for the year ended December 31, 2009	98%

(A)	Percentages calculated using net book value.

(B)	Includes one Boeing Model 737-400 aircraft which was being converted to freighter configuration and for which we have an executed lease with a carrier in Asia post-conversion and which we delivered in the first quarter of 2010.
Airbus A330 Program: Highlights
11 out of 12 aircraft successfully placed, as follows:
•	Six new A330-200 aircraft scheduled for delivery in 2011, committed for lease to South African Airways;

•	Two new A330-200 aircraft delivered on lease in 2009 to Avianca; and

•	Three new A330-200F aircraft committed for lease to an affiliate of the HNA group, with two deliveries scheduled for the second half of 2010 and one delivery for mid-2011.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, March 5, 2010 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Fourth Quarter and Year End Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, March 19, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “54681916.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2009 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 60 lessees located in 33 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,
	2008	2009
ASSETS
Cash and cash equivalents	$80,947	$142,666
Accounts receivable	3,161	2,941
Debt investments	14,349	—
Restricted cash and cash equivalents	182,623	207,834
Restricted liquidity facility collateral	—	81,000
Flight equipment held for lease, net of accumulated depreciation of $371,591 and $586,537	3,837,543	3,812,970
Aircraft purchase deposits and progress payments	68,923	141,144
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,999 and $2,455	1,174	802
Other assets	62,852	65,155

Total assets	$4,251,572	$4,454,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from securitizations and term debt financings	$2,476,296	$2,464,560
Accounts payable, accrued expenses and other liabilities	60,789	60,392
Dividends payable	7,862	7,955
Lease rentals received in advance	28,463	34,381
Liquidity facility	—	81,000
Security deposits	65,307	82,533
Maintenance payments	224,288	253,175
Fair value of derivative liabilities	276,401	179,279

Total liabilities	3,139,406	3,163,275

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,620,320 shares issued and outstanding at December 31, 2008; and 79,550,421 shares issued and outstanding at December 31, 2009	786	796
Additional paid-in capital	1,474,455	1,479,995
Retained earnings (deficit)	(473)	70,294
Accumulated other comprehensive loss	(362,602)	(259,848)

Total shareholders’ equity	1,112,166	1,291,237

Total liabilities and shareholders’ equity	$4,251,572	$4,454,512

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Revenues:
Lease rental revenue	$137,064	$127,776	$542,270	$511,459
Amortization of net lease discounts and lease incentives	(5,114)	(3,310)	1,815	(11,229)
Maintenance revenue	24,885	11,117	34,460	58,733

Total lease rentals	156,835	135,583	578,545	558,963
Interest income	641	141	3,174	1,924
Other revenue	306	70	868	9,698

Total revenues	157,782	135,794	582,587	570,585

Expenses:
Depreciation	49,919	53,102	201,759	209,481
Interest, net	57,087	41,885	203,529	169,810
Selling, general and administrative (including non-cash share based payment expense of $1,657 and $1,739 for the three months ended, and $6,529 and $6,868 for the year ended December 31, 2008 and 2009, respectively)	12,322	12,725	46,806	46,016
Impairment of aircraft	—	—	—	18,211
Maintenance and other costs	1,849	4,317	3,982	19,431

Total expenses	121,177	112,029	456,076	462,949

Other income (expense):
Gain on sale of aircraft	627	1,000	6,525	1,162
Other	(9,614)	1,499	(10,204)	2,354

Total other income (expense)	(8,987)	2,499	(3,679)	3,516

Income from continuing operations before income taxes	27,618	26,264	122,832	111,152
Income tax provision	2,879	3,272	7,541	8,660

Net income	$24,739	$22,992	$115,291	$102,492

Earnings per common share — Basic	$0.31	$0.29	$1.47	$1.29

Earnings per common share — Diluted	$0.31	$0.29	$1.47	$1.29

Dividends declared per share	$0.10	$0.10	$0.85	$0.40

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31,
	2008	2009
Cash flows from operating activities:
Net income	$115,291	$102,492
Adjustments to reconcile net income to net cash provided by operating activities (inclusive of amounts related to discontinued operations)
Depreciation	201,759	209,481
Amortization of deferred financing costs	13,603	12,232
Amortization of net lease discounts and lease incentives	(1,815)	11,229
Deferred income taxes	4,913	6,176
Accretion of purchase discounts on debt investments	(579)	(469)
Non-cash share based payment expense	6,529	6,868
Cash flow hedges reclassified into earnings	16,491	12,894
Ineffective portion of cash flow hedges	16,623	463
Security deposits and maintenance payments included in earnings	(37,885)	(47,934)
Gain on the sale of flight equipment	(6,525)	(1,162)
Loss (gain) on sale of debt investments	245	(4,965)
Impairment of aircraft	—	18,211
Other	11,445	(959)
Changes on certain assets and liabilities:
Accounts receivable	1,439	364
Restricted cash and cash equivalents	(21,306)	(25,211)
Other assets	559	(1,796)
Accounts payable, accrued expenses and other liabilities	3,564	(3,189)
Payable to affiliates	(200)	—
Lease rentals received in advance	(2,345)	6,086

Net cash provided by operating activities	321,806	300,811

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(264,586)	(215,117)
Proceeds from sale of flight equipment	180,112	11,601
Aircraft purchase deposits and progress payments, net of returned deposits	9,545	(83,081)
Principal repayments on debt investments	11,801	3,786
Proceeds from sale of debt investments	65,335	13,461
Collateral call payments on derivatives and repurchase agreements	(404,012)	—
Collateral call receipts on derivatives and repurchase agreements	439,892	—
Leasehold improvements, furnishings and equipment	(447)	(84)

Net cash provided by (used in) investing activities	37,640	(269,434)

Cash flows from financing activities:
Repurchase of shares from Fortress, directors and employees	(1,270)	(262)
Proceeds from securitizations and term debt financings	992,715	142,228
Securitization and term debt financing repayments	(194,155)	(153,964)
Credit facility borrowings	482,723	—
Credit facility repayments	(1,280,909)	—
Deferred financing costs	(24,183)	(6,127)
Restricted secured liquidity facility collateral	—	(81,000)
Secured liquidity facility collateral	—	81,000
Principal repayments on repurchase agreements	(67,744)	—
Security deposits and maintenance payments received	106,096	136,381
Security deposits and maintenance payments returned	(37,308)	(53,524)
Payments for terminated cash flow hedges	(154,064)	(2,758)
Dividends paid	(113,946)	(31,632)

Net cash (used in) provided by financing activities	(292,045)	30,342

Net increase in cash and cash equivalents	67,401	61,719
Cash and cash equivalents at beginning of year	13,546	80,947

Cash and cash equivalents at end of year	$80,947	$142,666

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009

Revenues	$157,782	$135,794	$582,587	$570,585

EBITDA	$139,738	$124,561	$526,305	$501,672

Adjusted net income	$46,630	$21,116	$150,046	$104,793

Adjusted net income allocable to common shares	$46,071	$20,751	$148,337	$103,052
Per common share — Basic	$0.59	$0.27	$1.91	$1.32
Per common share — Diluted	$0.59	$0.27	$1.91	$1.32

Adjusted net income plus depreciation and amortization	$101,663	$77,528	$349,990	$325,503

Adjusted net income plus depreciation and amortization allocable to common shares	$100,444	$76,188	$346,003	$320,095
Per common share — Basic	$1.29	$0.98	$4.45	$4.10
Per common share — Diluted	$1.29	$0.98	$4.45	$4.10

Basic common shares outstanding	77,769	78,013	77,750	77,986
Diluted common shares outstanding	77,769	78,013	77,750	77,986
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Net income	$24,739	$22,992	$115,291	$102,492
Depreciation	49,919	53,102	201,759	209,481
Amortization of net lease discounts and lease incentives	5,114	3,310	(1,815)	11,229
Interest, net	57,087	41,885	203.529	169,810
Income tax provision	2,879	3,272	7,541	8,660

EBITDA	$139,738	$124,561	$526,305	$501,672

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2009	2008	2009
Net income	$24,739	$22,992	$115,291	$102,492
Ineffective portion and termination of cash flow hedges(1)	12,014	623	29,589	5,387
Mark to market adjustment on undesignated derivatives(2)	10,504	(403)	11,446	(959)
Gain on sale of flight equipment	(627)	(1,000)	(6,525)	(1,162)
(Gain) loss on sale of debt investments(2)	—	(5,096)	245	(4,965)
Termination of engine purchase agreement(2)	—	4,000	—	4,000

Adjusted net income	$46,630	$21,116	$150,046	$104,793

Depreciation	49,919	53,102	201,759	209,481
Amortization of net lease discounts and lease incentives	5,114	3,310	(1,815)	11,229

Adjusted net income plus depreciation and amortization	$101,663	$77,528	$349,990	$325,503

(1)	Included in Interest, net

(2)	Included in Other income (expense)
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2009		December 31, 2009
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,013	98.27%	77,986	98.34%
Unvested restricted common shares	1,372	1.73%	1,318	1.66%

Total weighted average shares outstanding	79,385	100.00%	79,304	100.00%

Common shares outstanding — Basic	78,013	100.00%	77,986	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,013	100.00%	77,986	100.00%

Net income allocation
Net income	$22,992	100.00%	$102,492	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(397)	(1.73)%	(1,703)	(1.66)%

Earnings available to common shares	$22,595	98.27%	$100,789	98.34%

Adjusted net income allocation
Adjusted net income	$21,116	100.00%	$104,793	100.00%
Amounts allocated to unvested restricted shares	(365)	(1.73)%	(1,741)	(1.66)%

Amounts allocated to common shares	$20,751	98.27%	$103,052	98.34%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$77,528	100.00%	$325,503	100.00%
Amounts allocated to unvested restricted shares	(1,340)	(1.73)%	(5,408)	(1.66)%

Amounts allocated to common shares	$76,188	98.27%	$320,095	98.34%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2008		December 31, 2008
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	77,769	98.80%	77,750	98.86%
Unvested restricted common shares	944	1.20%	896	1.14%

Total weighted average shares outstanding	78,712	100.00%	78,646	100.00%

Common shares outstanding — Basic	77,769	100.00%	77,750	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	77,769	100.00%	77,750	100.00%

Net income allocation
Net income	$24,739	100.00%	$115,291	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(297)	(1.20)%	(1,313)	(1.14)%

Earnings available to common shares	$24,442	98.80%	$113,978	98.86%

Adjusted net income allocation
Adjusted net income	$46,630	100.00%	$150,046	100.00%
Amounts allocated to unvested restricted shares	(559)	(1.20)%	(1,709)	(1.14)%

Amounts allocated to common shares	$46,071	98.80%	$148,337	98.86%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$101,663	100.00%	$349,990	100.00%
Amounts allocated to unvested restricted shares	(1,219)	(1.20)%	(3,987)	(1.14)%

Amounts allocated to common shares	$100,444	98.80%	$346,003	98.86%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.